                                STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT made as of the 15th day of March, 1998 by and between AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation, with a business office at 1355 Terrell Mill Road, Suite 200, Marietta, Georgia 30067 (hereinafter called the "Corporation"), and MICHAEL PATE (hereinafter called the "Optionee").

     The Corporation has adopted a 1996 Stock Option Plan (the "Plan") to be used to award options to purchase shares of its common stock to certain employees, consultants, and other persons who perform substantial services for the Corporation or any of its subsidiaries or affiliates, as determined by the Board of Directors of the Corporation (the "Board") or a special committee of the Board (the "Committee"). The Board or Committee has authorized the awarding of an option under the Plan to the Optionee. The options issued under the Plan may in some cases be entitled to favorable tax treatment afforded to "incentive stock options" under Sections 421 and 422 of the Internal Revenue Code (such an option being hereinafter sometimes referred to as an "Incentive Stock Option"). Wherever the context so requires, the "Corporation" shall be deemed to refer to any or all of the Corporation's subsidiaries or affiliates.

     NOW, THEREFORE, in consideration of the premises contained herein, it is hereby agreed as follows:

     1. The Corporation hereby grants to the Optionee as of the date of this Agreement the right and option to purchase (hereinafter called the "Option") all or any part of an aggregate of 15,000 shares of the Corporation's common stock, with a par value of $.001 per share (hereinafter called the "Common Stock"), on the terms and conditions herein set forth.

     2.   The Option granted herein shall constitute an Incentive Stock Option.

     3. The Optionee's right to exercise the Option shall be subject to the following terms and conditions:

          (a) OPTION PRICE. The price per share with respect to the Option shall be Twelve and 00/100 Dollars ($12.00).

          (b) EXERCISE OF OPTION. The Option shall be exercisable only as follows:

               (i) At any time after the date hereof, the Option may be exercised to the extent of one-fourth of the aggregate number of shares of Common Stock.

               (ii) At any time after the expiration of the next three successive anniversaries of the date hereof, the first such date being March 15, 1999, the Option may be exercised to the extent of an additional one-fourth of the aggregate number of shares originally covered by the Option, and the Option may also be exercised to the extent to which the right to exercise shall theretofore have accrued and not been exercised.

               (iii) No portion of the Option shall be exercisable after the tenth anniversary of the date of its grant, and after that date the Option shall lapse with respect to any shares of Common Stock not theretofore purchased.

               (iv) The Option may not be exercised for less than one hundred
     (100) shares of Common Stock at any one time, unless fewer than one hundred
     (100) shares of Common Stock remain covered by the Option, in which event the Option must be exercised for all such shares.

          (c) NOTICE OF EXERCISE; PAYMENT; SHAREHOLDERS' RIGHTS. The Optionee shall exercise the Option by giving a written notice of exercise, in the form attached to this Agreement as EXHIBIT A, to the President of the Corporation, indicating the number of shares of Common Stock to be purchased, and tendering payment in full (i) by cash or certified or bank check, (ii) by delivery of shares of Common Stock then owned by the Optionee with a fair market value at the time of exercise equal to the Option Price, or (iii) by a combination of (i) and (ii). No shares shall be issued or delivered until full payment therefor has been made. The Optionee shall have none of the rights of a shareholder, in respect of the Common Stock, except with respect to shares actually issued to the Optionee.

          (d) NON-TRANSFERABILITY OF OPTION. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee may exercise the Option.

          (e) TERMINATION OF EMPLOYMENT. If the Optionee's employment shall be terminated by the Corporation or by the Optionee, with or without cause, for whatever reason other than by death, the Optionee shall have the right within three months after such termination to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of such a termination of employment, except to the extent the Option shall have been exercised or shall have expired. Any portion of the Option not exercised within said three months shall lapse.

          (f)  DEATH OF OPTIONEE.

               (i) If the Optionee shall die, the Option shall lapse and neither the Optionee nor the Optionee's heirs or legal representatives shall have any further rights under this Agreement relating to any Option with respect to which the right to exercise shall not have accrued prior to the date of the Optionee's death.

               (ii) If the Optionee shall die while employed by the Corporation, or within the three-month period specified in Section 3(e) hereof, the executor or administrator of the estate of the Optionee, or the person or persons to whom the Option shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution, shall have the right within one year from the date of the Optionee's death to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of death, except to the extent the Option shall have been exercised or shall have expired. Any portion of the Option not exercised within said one-year period shall lapse.

     4. Shares of Common Stock issued upon the exercise of any portion of the Option granted under this Agreement shall be subject to the following terms and conditions:

          (a) TRANSFERABILITY. The Common Stock shall be transferable only in compliance with this Section 4 and only pursuant to an effective registration or exemption from registration under the Securities Act of 1933, as amended. All transfers, whether or not permitted by this section, shall be subject to all of the provisions of this Agreement. Stock certificates representing shares of Common Stock shall bear a legend in substantially the following form:

               The shares of the Corporation's common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except pursuant to an effective registration, or exemption from registration, under said Act. In addition, such shares are subject to a right of repurchase by the Corporation.

          (b) REPURCHASE OF COMMON STOCK BY THE CORPORATION FOLLOWING TERMINATION OF EMPLOYMENT OR BY EXERCISE OF RIGHT OF FIRST REFUSAL. The Corporation shall have a right to repurchase, at the buy-back price set forth below, any or all of the Common Stock issued upon the exercise of the Option. Such right shall arise if the Optionee ceases to be employed by the Corporation for any reason, at the time of the Optionee's death, or if the Optionee elects to dispose of any such shares of Common Stock by sale, transfer or other disposition.

               (i) REPURCHASE ON DEATH, DISABILITY, OR TERMINATION OF EMPLOYMENT. In the event the Optionee dies or ceases to be employed by the Corporation for any reason, the Corporation shall, within thirty days immediately following the date on which the Optionee's employment terminates, give to the Optionee or the Optionee's legal representative, as the case may be, a signed notice in writing, either delivered by hand, or mailed by registered or certified mail, to the Optionee's last known address: (1) stating that the Corporation has the first right to purchase the Common Stock; (2) designating the number of shares of the Common Stock that the Optionee or the Optionee's legal representative must sell to the Corporation; (3) naming the buy-back price per share in cash at which the Optionee or the Optionee's legal representative is obligated to sell such shares, as determined herein; and (4) stating whether the Corporation elects to exercise its right to repurchase the Common Stock.

               (ii) REPURCHASE ON ATTEMPTED TRANSFER. In the event the Optionee elects to dispose of any of the Common Stock, the Optionee shall give to the President of the Corporation a signed notice in writing, either delivered by hand, or mailed by registered or certified mail, to the Corporation's principal office: (1) designating the number of shares of the Common Stock to be disposed of; (2) stating the specific manner in which the Optionee proposes to dispose of such shares if they are not purchased by the Corporation pursuant to this Agreement; (3) specifying the names and addresses of the persons to whom the Optionee desires to dispose of such shares to the extent not so purchased by the Corporation; (4) offering to sell such shares to the Corporation; (5) naming the price per share in cash at which the Optionee is willing to sell such shares to the Corporation, which price shall not be greater than the buy-back price as determined herein; and

     (6) designating the Optionee's mailing address. The Corporation shall have a period of thirty days after the receipt of the notice within which to accept the Optionee's offer as contained in the Optionee's notice. Acceptance shall be by notice in writing to that effect hand delivered or mailed to the Optionee prior to the expiration date of said thirty-day period to the mailing address designated in the Optionee's notice. If the Corporation declines to accept such offer, the Optionee shall have a period of forty-five (45) days within which to dispose of such shares of Common Stock. Such forty-five (45) day period shall commence on the date of receipt of the Corporation's written rejection of such offer or, if the Corporation does not reject such offer in writing, on the expiration of the thirty-day period within which the Corporation may accept such offer.

               (iii) BUY-BACK. The buy-back price per share for purposes of this Section 4(b) shall be:

                      (1) the price per share offered in a bona fide offer to purchase, or

                      (2) in the absence of a bona fide offer to purchase, the fair market value per share as determined by the Board or the Committee, which amount shall not be less than the price per share at which shares of Common Stock were last sold by the Corporation other than pursuant to the Plan.

          (c) PROCEDURE FOR REPURCHASE. If any shares of the Common Stock are subject to repurchase as provided in Section 4(b) hereof, and the Corporation shall have exercised its right to repurchase, the Optionee or the Optionee's legal representative shall immediately deliver to the Corporation the certificates for the shares. The certificates shall be voided, and the shares of the Common Stock represented by the certificates shall be thereafter treated on the books of the Corporation as treasury shares. A person required to deliver a certificate for the Common Stock under this section shall be deemed irrevocably to have authorized the voiding of such certificate and the treatment of such Common Stock as treasury shares (regardless whether the certificates are in fact delivered) and irrevocably to have authorized the Board to terminate his status as a shareholder in respect of such shares.

          (d) PAYMENT FOR SHARES OF COMMON STOCK. The Corporation shall have the right to pay the purchase price for any shares purchased pursuant to this
Section 4 over a one year period, in equal quarterly installments without interest, or, in the case of a bona fide offer to purchase, in the manner and over such period of time as provided for in such offer.

          (e) PRICE ADJUSTMENT. In all cases the buy-back price per share shall be adjusted to reflect previous capital changes, if any, as described in
Section 8 hereof. No offer to purchase shall be deemed "bona fide" unless made by a third party unrelated to the Corporation or its shareholders with the intention that such purchase be an investment in the Corporation and not with a view to distribution or resale, nor shall any offer to purchase be deemed "bona fide" if made by a competitor of the Corporation regardless of the offeror's intention.

     5. In the event the Optionee dies or ceases to be employed by the Corporation and the Optionee has accrued but not exercised rights to purchase shares of Common Stock, the following terms and conditions shall apply.

          (a) REPURCHASE ON TERMINATION OF EMPLOYMENT OR DEATH WITH RESPECT TO OPTIONS ACCRUED BUT NOT EXERCISED. Upon termination of the Optionee's employment, or upon the Optionee's death giving the Optionee, or the Optionee's legal representative, rights to exercise the Option under either Section 3(e) or 3(f)(ii) hereof, the Corporation shall, within thirty days immediately following the date on which the Corporation learns of the Optionee's death or the date on which the Optionee's employment terminates, give to the Optionee or the Optionee's legal representative, as the case may be, a signed notice in writing, either delivered by hand, or mailed by registered or certified mail, to the Optionee's last known address: (i) stating that the Corporation has the first right to purchase the Common Stock subject to the Option; (ii) designating the number of shares of the Common Stock which the Optionee or the Optionee's legal representative has a right to purchase under the Option and the option price per share under this Agreement; (iii) naming the buy-back price per share in cash which the Optionee or the Optionee's legal representative is obligated to sell the shares subject to the Option, as determined herein; and (iv) stating whether the Corporation will exercise its right to repurchase the Common Stock if the Optionee or the Optionee's legal representative exercised the Option.

          (b) SIMULTANEOUS EXERCISE OF OPTION AND REPURCHASE OF COMMON STOCK. The Optionee or the Optionee's legal representative may exercise the Option within the time period provided in Section 3(e) or Section 3(f)(ii) hereof, as the case may be, by giving the Corporation notice of exercise of the Option under Section 3(c) hereof. However, such notice need not be accompanied by tender of payment if the Corporation has elected to exercise its right to repurchase. Upon receipt of the notice of exercise from the Optionee or the Optionee's legal representative within the applicable time period, the Corporation shall pay the Optionee or the Optionee's legal representative for each share an amount equal to the buy-back price per share less the option price per share. If the Corporation does not exercise its right to repurchase under
Section 5(a) hereof, then this Section 5(b) shall be of no effect, and the provisions for exercising the Option under Section 3(c) shall apply.

          (c) COMBINING NOTICES. If the Optionee, or the Optionee's legal representative, has both shares of Common Stock and a right to exercise the Option as to additional shares of Common Stock, then the Corporation may deliver one notice to the Optionee or the Optionee's legal representative to satisfy the provisions of Section 4(b)(i) hereof and Section 5(a) hereof provided the information required to be contained in each notice under such sections are contained in the single notice.

     6. Failure by the Corporation to exercise its rights to repurchase the Common Stock upon the termination of employment of the Optionee shall not be a waiver of the Corporation's right to repurchase on a subsequent sale, transfer or other disposition of Common Stock.

     7. The Optionee acknowledges that the exercise by the Corporation of the repurchase rights set forth in Sections 4 or 5 hereof may, if such repurchase is effected within two (2) years after the date of grant of the Option or one (1) year after the date of issuance of such shares of Common Stock, result in disqualifying the Option from eligibility for the favorable tax treatment accorded Incentive Stock Options under Section 421 of the Internal Revenue Code. The Optionee further acknowledges that other special rules must be complied with in order to ensure that the Option remains eligible for such favorable tax treatment, and that the Optionee, in addition to conferring with appropriate representatives of the Corporation, may wish to consult with his or her personal tax adviser.

     8. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to this Option shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to this Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, PROVIDED, HOWEVER, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Corporation shall sell all or substantially all of its assets, the Corporation shall use reasonable efforts to effect some other adjustment of this Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares then subject to this Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Option. In the case of any such substitution or adjustment as provided for in this paragraph, the Option Price in this Option for each share covered hereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 8. No adjustment or substitution provided for in this Section 8 shall require the Corporation to sell a fractional share; and the total substitution or adjustment with respect to this Option shall be limited accordingly. Any of the foregoing adjustments or substitutions in the shares subject to the Option shall not limit applicability of the restrictions hereunder and such restrictions shall automatically apply to all Common Stock or other securities issued by the Corporation and at any time held by the Optionee by virtue of having exercised the Option.

     9. Subject to the restrictions of this Agreement, the Optionee shall have all the rights of a shareholder in respect of the Common Stock issued hereunder, beginning with the date of issuance of the Common Stock. The Common Stock shall be fully paid and non-assessable.

     10. The Optionee represents and agrees to represent and agree at the time of the exercise of the Option that any and all Common Stock purchased pursuant to the exercise of the Option will be purchased for investment and not with a view to the distribution or resale thereof, and that the Common Stock will not be sold except in accordance with the restrictions or limitations set forth in this Agreement or as may be imposed by law.

     11. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     12. If the Corporation registers any of its shares of common stock under the Securities Act of 1933, as amended (the "Act"), the provisions of Section 4 and Section 5 hereof shall terminate on the day the registration statement becomes effective. The Common Stock issued upon exercise of the Option shall thereupon be free of any restriction imposed hereby, except for the restriction requiring transfer pursuant to the Act if such registration does not include the Common Stock, and neither the Corporation nor the Optionee shall have any further rights or obligations under Section 4 or Section 5 hereof, except the Corporation's obligation to complete payments, under Section 4(b) hereof, for the Common Stock previously repurchased.

     13. This Agreement shall be interpreted according to the laws of the State of Georgia.

     14. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any Court having jurisdiction thereof.

     15. This Agreement and the Plan which is hereby incorporated by reference herein contain the entire agreement of the parties with respect to the Common Stock. All prior agreements and understandings are merged herein. No amendment or modification hereof shall be binding unless in writing and signed by the party against whom enforcement is sought.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year as first above written.

Seal                                    AMERICAN CARD TECHNOLOGY,
                                        INC.

                                        By:      /s/ Raymond Findley, Jr.
                                             ----------------------------
                                             Raymond Findley, Jr.
                                             Its President

Attest:

     /s/ Richard J. Shea, Jr.               /s/ Michael Pate
-------------------------------       -----------------------------
Secretary                                 Michael Pate

                                      EXHIBIT A


                   -----------------------------------------------
                         Address of Person Exercising Option


                              --------------------------
                                         Date

American Card Technology, Inc.
1355 Terrell Mill Road - Suite 200
Marietta, Georgia 30067

Attention: President

Dear Sirs:

     I hereby elect to exercise the Option to purchase shares of Common Stock of the Corporation awarded to me on March 15, 1998.

     A. The number of shares being purchased: ________ shares at $12.00 per share for a total purchase price equal to $ ________________ (the "Purchase Price").

     B.   I desire to follow Procedures 1, 2, or 3 as indicated below:

          [CHECK EITHER PROCEDURE 1, 2, OR 3 AND FILL IN BLANKS UNDER THAT PROCEDURE ONLY].

          ______ PROCEDURE 1: A certified or bank cashier's check payable to the order of the Corporation in the amount of $_____________ [insert the full purchase price of the shares being purchased] is attached.

                         The certificate or certificates should be mailed or delivered to:

                         --------------------------------------

                         --------------------------------------

                         --------------------------------------

          ______ PROCEDURE 2: The Purchase Price of the shares being purchased which is payable to the Corporation pursuant to this notice shall be offset against the fair market value of ___________ shares of Common Stock surrendered herewith. The balance of the Purchase Price shall be paid with the certified or bank cashier's check payable to the order of the Corporation in the amount of $_______________. The (i) certificate(s) for such shares of Common Stock, (ii) a stock power conveying such shares of Common Stock to the Corporation, and (iii) the certified or bank cashier's check for the balance of the Purchase Price are attached hereto.

          ______ PROCEDURE 3: The Purchase Price of the shares being purchased which is payable to the Corporation pursuant to this notice shall be offset against the fair market value of that number of such shares which is an amount equal to the Purchase Price. For example, if the fair market value of the shares being purchased is $24.00 per share, then 50% of the shares being so purchased shall be retained by the Corporation as payment for the other 50% of the shares. This method of exercise is only available to the extent that it is consistent with the Plan and is permissible for incentive stock options under Sections 421 and 422 of the Internal Revenue Code.

     C. The certificate or certificates for the shares being purchased should be registered and the name and address to be shown on the Corporation's stock records should be as follows:

          ----------------------------------------

          ----------------------------------------

          ----------------------------------------

     D. I represent and agree that the shares as to which I am hereby exercising an option are being purchased for investment and not with a view to the distribution or resale thereof, and the Common Stock will not be sold except in accordance with the restrictions or limitations set forth in the Stock Option Agreement or as may be imposed by law.



                              Sincerely yours,



                              ------------------------------
                              Michael Pate

                         AMENDMENT TO STOCK OPTION AGREEMENT



     THIS AMENDMENT TO STOCK OPTION AGREEMENT, dated as of the 9th day of July, 1998, by and between AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation (the "Company"), and the undersigned holder (the "Holder").

                                     WITNESSETH:

     WHEREAS, the Company and Holder entered into a Stock Option Agreement dated as of February 2, 1998 (the "Option Agreement") whereby the Company granted to Optionee an option (the "Option") to purchase 2,500 shares of the Company's common stock, par value $.001 per share ("Common Stock") at the purchase price of $12.00 per share (the "Exercise Price"); and

     WHEREAS, the Company is this day effecting a split of its Common Stock of
1.545 to 1 so that each stockholder shall receive an additional six (6) shares of Common Stock for each eleven (11) shares presently held; and

     WHEREAS, in connection with the aforementioned stock split, the Company and Holder desire to memorialize the adjustment in the Exercise Price and the number of shares of Common Stock which may be purchased by Holder pursuant to the Option Agreement as set forth in Paragraph 8 thereof.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   The Option Agreement is hereby amended as follows:

          (a) Pursuant to Paragraph 8 of the Option Agreement, as a result of the stock split, the number of Option Shares which may be purchased pursuant to the Option is hereby adjusted so that the maximum number of shares of Common Stock which may be purchased by Holder pursuant to the Option Agreement (as set forth in paragraph 1 of the Option Agreement) shall be adjusted by a multiple of 1.545, provided that any fractional share thereby created shall be eliminated by rounding such fraction to the next whole number (the "Adjusted Option Share Amount").

          (b) Pursuant to and consistent with Paragraph 8 of the Option Agreement, as a result of the stock split, the Exercise Price is hereby adjusted by a multiple of .6471. Therefore, Section 3(a) of the Option Agreement is hereby deleted in its entirety and the following substituted in lieu therefor:

               "(a)    OPTION PRICE.  The price per share with respect to the
               Option shall be Seven and 77/100 Dollars ($7.77) (the "Option Price")."

     2. Except as modified hereby, the Option Agreement remains in full force and effect and is hereby ratified and confirmed.


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                     AMERICAN CARD TECHNOLOGY, INC.



                                        By:       /s/ Raymond Findley, Jr.
------------------------------               -----------------------------------
                                             Raymond Findley, Jr.
                                             Its President
------------------------------


                                        HOLDER:



------------------------------          ------------------------------
                                        Michael Pate
                                        Name:

------------------------------          Adjusted Option Share Amount: 23,175